Exhibit 10.2


                               EMCORE CORPORATION
                               ------------------

                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
                   -------------------------------------------


     Agreement made as of this 23RD day of May, 2002, by and between EMCORE Corporation, a New Jersey Corporation (the "Corporation") and Reuben F. Richards, Jr. (the "Pledgor").

                                    RECITALS
                                    --------


     WHEREAS, on February 22, 2001 the Pledgor and the Corporation entered into a Pledge Agreement (the "Pledge Agreement") to secure a Promissory Note in the amount of $3,000,0000 (the "Note");

     WHEREAS, the Board of Directors has deemed it in the best interests of the Corporation to approve certain changes to terms of the Note and Pledge Agreement as approved by the Board on May 21, 2002;

     WHEREAS, the parties intend to amend and restate both the Note (herein referred to as the "Amended and Restated Note") and Pledge Agreement to reflect the changed terms and conditions; and

     WHEREAS, it is the intention of the parties that the indebtedness evidenced by the Amended and Restated Note continue to be secured only by a pledge of shares of the Corporation's common stock ("Common Stock").

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Security Interest. As security for all present and future liabilities, obligations, covenants, duties and debts owing by the Pledgor to the Corporation arising under or pursuant to the Amended and Restated Note, this Agreement or any related agreement, instrument or document (the "Obligations"), the Pledgor hereby grants to the Corporation a first priority security interest in, and assigns, transfers and pledges to the Corporation the following securities (collectively, the "Collateral"):

          (i) the 91,000 shares of Common Stock (the "Pledged Shares") delivered to the Corporation simultaneously with the execution and delivery of this Agreement.

          (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the Pledged Shares which are to be delivered to and deposited with the Corporation pursuant to the requirements of Paragraph 3(a) of this Agreement; and

         (iii) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i) and (ii) above.

     2. Warranties. The Pledgor hereby warrants that the Pledgor is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

     3. Duty to Deliver. Any new, additional or different securities or other property which may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock as a class without the Corporation's receipt of consideration or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Corporation shall, upon receipt by the Pledgor be promptly delivered to and deposited with the Corporation as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly endorsed stock power assignments.


     4. Payment of Taxes and Other Charges. The Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Pledgor's failure to do so, the Corporation may, at its option, pay any or all of such taxes or other charges without contesting the legality or validity thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid, shall bear interest at the minimum per annum rate, compounded semi-annually, required to avoid imputation of interest income to the Corporation and compensation income to the Pledgor under the Federal tax laws.

     5. Shareholder Rights. So long as there exists no event of default under Paragraph 11 of this Agreement, the Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Corporation.

     6. Rights and Powers of the Corporation. The Corporation may, without obligation to do so, exercise at any time and from time to time, one or more of the following rights and power with respect to any or all of the Collateral:


          (i) subject to the applicable limitations of Paragraphs 9 and 10, accept other property of the Pledgor in exchange for all or part of the Collateral and release Collateral to the Pledgor to the extent necessary to effect such exchange, and in such event, the other property received in the exchange shall become part of the Collateral hereunder;

          (ii) subject to the applicable limitations of Paragraph 5, perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to the Collateral by this Agreement; and

          (iii) transfer record ownership of the Collateral to the Corporation or its nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends made or paid with respect to the Collateral; provided and only if, there exists at the time an outstanding event of default under Paragraph 11 of this Agreement. Any cash sums which the Corporation may so receive shall be applied to the payment of the Amended and Restated Note and any other Obligations secured hereunder, in such order of application as the Corporation deems appropriate.

          Expenses reasonably incurred in connection with any action by the Corporation pursuant to this Paragraph 6 shall form part of the indebtedness secured hereunder as provided in Paragraph 13.

     7. Care of Collateral. The Corporation shall exercise reasonable care in the custody and preservation of the Collateral. However, the Corporation shall have no obligation to (i) preserve the rights of the Pledgor against adverse claims or protect the Collateral against the possibility of decline in market value or (ii) take any action with respect to the Collateral requested by the Pledgor unless the request is made in writing and the Corporation determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Amended and Restated Note and the other Obligations secured hereunder.

     Subject to the limitations of Paragraphs 9 and 10, the Corporation may at any time release and deliver all or part of the Collateral to the Pledgor, and the receipt thereof by the Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Corporation shall accordingly be discharged from any further liability or responsibility for such released Collateral, and such released Collateral shall no longer be subject to the provisions of this Agreement.

     8. Transfer of Collateral. In connection with the transfer or assignment of the Amended and Restated Note (whether by negotiation, discount or otherwise), the Corporation may, upon ten (10) days prior written notice, transfer all or any part of the Collateral, and the transferee shall thereupon succeed to the rights, powers and remedies granted the Corporation hereunder with respect to the Collateral so transferred. Upon such transfer, the Corporation shall be fully discharged from all liability and responsibility for the transferred Collateral.

     9. Release of Collateral. Provided all Obligations secured hereunder (other than payments not yet due and payable under the Amended and Restated Note) shall at the time have been paid in full and there does not at the time otherwise exist any event of default under Paragraph 11, the Pledged Shares together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Pledgor in accordance with the following provisions:

               (i) Upon payment or prepayment of principal under the Amended and Restated Note together with payment of all accrued interest to date, one or more of the Pledged Shares held as Collateral hereunder shall (subject to the applicable limitations of Paragraphs 9(iii) and 9(v) below) be released at the time of such payment or prepayment. The number of shares to be so released shall be equal to the number obtained by multiplying (i) the total number of Pledged Shares held under this Agreement at the time of such payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Amended and Restated Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

               (ii) Under no circumstances, however, shall any Pledged Shares or other Collateral be released if previously applied to the payment of any indebtedness hereunder. In addition, in no event shall any Pledged Shares or other Collateral be released pursuant to the provisions of Paragraphs 9(i) or 9(ii) if, and to the extent that, the fair market value and the Common Stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accumulated interest under the Amended and Restated Note.

              (iii) For all valuation purposes under this Agreement, the fair market value per share of Common Stock on any date shall be determined in accordance with the following provisions:

                    (A) If the Common Stock is at the time traded on the NASDAQ National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on its NASDAQ system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of the fair market value.

                    (B) If the Common Stock is at the time traded on the American Stock Exchange or the New York Stock Exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on such exchange on the last preceding date for which such quotation exists.

                    (C) If the Common Stock is at the time neither listed on any securities exchange nor traded on the NASDAQ National Market, the fair market value shall be determined by the Corporation's Board of Directors after taking into account such factors as such Board shall deem appropriate.

               (iv) The Borrower shall at all times comply with Regulation U of the Federal Reserve Board to the extent applicable.

     10. Substitution of Collateral. The Pledgor may, from time to time, substitute, with the Corporation's prior written consent (which shall not be unreasonably withheld), any of the Collateral with additional or different securities delivered to and deposited with the Corporation as part of the Collateral hereunder; provided, that, such securities are freely tradable securities listed on a national securities exchange or the NASDAQ National Market with an aggregate fair market value (as determined pursuant to Paragraph
9) equal to or greater than the Collateral being substituted for hereunder.


     11. Events of Default. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

               (i) the failure of the Pledgor to pay, when due under the Amended and Restated Note, any installment of principal or accrued interest; or

               (ii) the occurrence of any other acceleration event specified in the Amended and Restated Note; or

              (iii) the failure of the Pledgor to perform any obligation imposed upon the Pledgor by reason of this Agreement; or

               (iv) the breach of any warranty of the Pledgor contained in this
                    Agreement.

          Upon the occurrence of any such event of default, the Corporation shall provide the Pledgor with written notice of such event of default, and in the event that such event of default remains uncured five (5) days after delivery of such notice, the Corporation may, at its option, declare the Amended and Restated Note and all other indebtedness secured hereunder to be immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the New Jersey Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Amended and Restated Note and all other indebtedness hereunder.

          Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the Corporation in connection with the disposition, then to the payment of the Amended and Restated Note and finally to any other indebtedness secured hereby. Any surplus proceeds shall be paid over to the Pledgor. However, in the event such proceeds prove insufficient to satisfy all obligations of the Pledgor under the Amended and Restated Note, then the Pledgor shall remain personally liable for the resulting deficiency.

     12. Other Remedies. The rights, powers and remedies granted to the Corporation pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Corporation under any statute or rule of law. Any forebearance, failure or delay by the Corporation in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Corporation under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived in an instrument executed by the Corporation.

     13. Costs and Expenses. All costs and expenses (including reasonable attorneys fees) incurred by the Corporation in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall be payable immediately upon demand and bear interest at the minimum per annum rate, compounded semi-annually, required to avoid imputation of interest income to the Corporation and compensation income to the Pledgor under the Federal tax laws.

     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without resort to that State's conflict-of-laws rules.

     15. Successors. This Agreement shall be binding on the Corporation and its successors and assigns and upon the Pledgor and the executors, heirs and legatees of the Pledgor's estate.

     16. Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provision of this agreement shall be affected thereby.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Pledgor and the Corporation as of the date first above written.



EMCORE CORPORATION                          /s Reuben F. Richards, Jr.
                                            Reuben F. Richards, Jr.,  as Pledgor

By: /s Thomas G. Werthan
     Name:  Thomas G. Werthan
     Title: CFO